Exhibit 32.1
CERTIFICATIONS OF PERIODIC REPORT
I, Raymond M. Trewhella, Principal Executive Officer of Glassmaster Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
•	the accompanying report on Form 10-QSB/A of the Company for the quarter ended March 5, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 13, 2006

/s/ Raymond M. Trewhella Raymond M. Trewhella
Principal Executive Officer
I, Nathan G. Leaphart III, CPA, Principal Accounting Officer and Principal Financial Officer of Glassmaster Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
•	the accompanying report on Form 10-QSB/A of the Company for the quarter ended March 5, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 13, 2006

/s/ Nathan G. Leaphart III, CPA Nathan G. Leaphart III, CPA
Principal Accounting Officer and Principal Financial Officer